 UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant To Section 13 or 15 (d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  October 17, 2017

NEVADA GOLD & CASINOS, INC.

(Exact name of registrant as specified in its charter)

Nevada	1-15517	88-0142032
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

133 E. Warm Springs Road Suite 102 Las Vegas, Nevada	89119
(Address of principal executive offices)	(Zip Code)

(702) 685-1000

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07. Submission of Matters to a Vote of Security Holders

The annual meeting of shareholders of Nevada Gold & Casinos, Inc. (the “Company”) was held on Tuesday, October 17, 2017, at the Tropicana Las Vegas Casino Hotel, 3801 Las Vegas Boulevard South, Las Vegas, Nevada 89109. At the meeting 14,111,418 shares of the Company’s common stock were represented, either in person or by proxy, constituting 83.82% of the outstanding stock of the Company. The following matters were acted upon:

1. Election of Director

One Class I director, Frank Catania, was elected to the Company’s board of directors for a term to expire at the annual meeting of shareholders to be held in 2020.  The result of the election of the director was as follows:

Director Nominee:	For:	Withheld:	Broker Non-Votes:

Frank Catania	6,502,439	354,499	7,254,480

2. Advisory vote to approve named executive officer compensation.

The Advisory vote to approve named executive officer compensation was approved by the following vote:

For:	Against:	Abstain:	Broker Non-Votes:

5,486,987	1,229,498	140,453	7,254,480

3. Ratification of the Selection of Ernst & Young LLP as Independent Auditors for the 2017 Fiscal Year

The selection of Ernst & Young LLP as the independent registered public accounting firm of the Company for the 2017 fiscal year was approved by the following vote:

For:	Against:	Abstain:	Broker Non-Votes:

13,578,651	530,302	2,465	0

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned who is duly authorized.

NEVADA GOLD & CASINOS, INC.

Date: October 17, 2017	By:	/s/James D. Meier
James D. Meier
Vice President and CFO